Exhibit 10.43

UNITED STATIONERS INC.

2004 LONG-TERM INCENTIVE PLAN

(As amended and restated January 1, 2009)

SECTION 1

GENERAL

1.1. Purpose. The United Stationers Inc. 2004 Long-Term Incentive Plan (the “Plan”) has been established by United Stationers Inc. (the “Company”) to promote the long-term growth and financial success of the Company and the interests of its stockholders by: (i) attracting and retaining individuals with excellent managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend; (ii) motivating those selected as participants, by means of appropriate performance-based incentives, to achieve long-term performance goals; (iii) further aligning the interests of selected employee and Director participants with those of the Company’s other stockholders and providing them with an effective means to acquire and maintain equity interests in the Company; and (iv) providing incentive compensation opportunities that are competitive with those of other similar companies.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards, and thereby become “Participants” in the Plan.

1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in Section 9.

SECTION 2

OPTIONS AND SARS

2.1. Options. The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee.

(a) An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

(b) An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code and shall be subject to the following conditions, limitations and restrictions:

(i)   ISOs may be granted only to employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company, within the meaning of section 424 of the Code.

(ii)  ISOs shall not be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii) To the extent required by applicable law, if the Committee permits an ISO to be exercised by a Participant more than three months after the Participant has ceased being an employee of the Company or a subsidiary as that term is defined in Code section 424(f), or more than 12 months if the Participant is permanently and totally disabled, within the meaning of section 22(e) of the Code, the ISO shall thereafter be treated as an NQO.

(iv) To the extent required by applicable law, the Committee shall not permit an ISO to be transferred by an employee other than by will or the laws of descent and distribution, and any ISO granted under this Plan shall be exercisable only by the employee during the employee’s lifetime.

2.2. Stock Appreciation Rights. A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with Subsection 5.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.3. Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.4. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.5. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)   Subject to the following provisions of this Subsection 2.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraph 2.5(c), payment may be made as soon as practicable after the exercise).

(b)   The Exercise Price shall be payable in cash, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at the then current value as of the day of exercise, or in any combination thereof, all as determined by the Committee. The Committee may limit payments made with shares of Stock pursuant to this Paragraph 2.5(b) to shares held by the Participant for not less than six months prior to the payment date.

(c)   The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d)   The Committee, in its sole discretion, may permit the Participant to elect to pay the Exercise Price by any other method.

2.6. Repricing. Except for either adjustments pursuant to Paragraph 5.2(f) (relating to the adjustment of shares), or reductions in the Exercise Price approved by the Company’s stockholders, (i) the Exercise Price for any outstanding Option or SAR previously granted under the Plan may not be decreased after the date of grant nor may an outstanding Option or SAR previously granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price, and (ii) any other action with respect to Awards that is treated as a repricing under accounting principles generally accepted in the United States is prohibited.  Notwithstanding anything in this Subsection 2.6 to the contrary, in no event shall the Exercise Price of any Option, as reduced or otherwise adjusted,  be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

2.7. Grants of Options and SARs. An Option may, but need not be, in tandem with an SAR, and an SAR may, but need not be, in tandem with an Option. Except as otherwise provided by the Committee, if an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award; provided, however, that the exercise price for the later granted Award shall not be less than the Fair Market Value of the Stock at the time of such grant.

SECTION 3

FULL VALUE AWARDS

3.1. Full Value Awards. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)   The grant shall be in return for the Participant’s previously performed services, or in return for the Participant surrendering other compensation that may be due. Awards under this Paragraph (a) may include, without limitation, bonus stock. Generally, “bonus stock” is the grant of stock in return for previously performed services or the surrender of other compensation that may be due.

(b)   The grant shall be contingent on the achievement of performance or other objectives during a specified period. Awards under this Paragraph (b) may include, without limitation, performance shares and performance units. Generally, “performance shares” are grants of actual shares of stock whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time. Generally, “performance units” are grants of stock units whose payment is contingent on performance as measured against predetermined objectives over a one-year or multi-year period of time and whose value fluctuates with stock price changes and performance against objectives.

(c) The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives. Awards under this Paragraph (c) may include, without limitation, restricted stock and restricted stock units. Generally, “restricted stock” and “restricted stock units” are grants of actual shares of stock or stock units subject to restrictions and risk of forfeiture until vested by continued employment and/or attainment of specified performance objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies as determined by the Committee.

3.2. Performance-Based Compensation. The Committee may designate a Full Value Award being granted to a Participant as intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Award designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

3.3. Restrictions on Awards. If the right to become vested in a Full Value Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, disability, retirement, Change of Control or termination of employment).

SECTION 4

CASH INCENTIVE AWARD

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as “performance-based compensation” as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on Performance Measures as selected by the Committee. For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance objectives shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan, arrangement or agreement, distribution of any Cash Incentive Awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the Participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5

OPERATION AND ADMINISTRATION

5.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company’s 2004 annual meeting of its stockholders, the Plan shall be effective as of May 1, 2004 (the “Effective Date”). No Awards may be granted under the Plan prior to its approval by stockholders. In the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

5.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the following provisions of this Subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of Paragraphs (i) and (ii) below:

(i) 4,625,000 shares of Stock; provided, however, that for purposes of applying the limitations of this Paragraph (b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards), shall be counted as covering 1.85 shares of Stock, and shall reduce the number of shares of Stock available for delivery under this Paragraph (b) by 1.85 shares.

(ii) Any shares of Stock that are represented by awards granted under the 2000 Management Equity Plan and the 1992 Management Equity Plan of the Company (the “Prior Equity Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Equity Plan.

(c) To the extent provided by the Committee pursuant to Subsection 5.7, any Award may be settled in cash rather than Stock.

(d) Any shares of Stock subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. The following shares of Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) shares of Stock repurchased on the open market with the proceeds of the option exercise price.

(e) Subject to Paragraph 5.2(f), the following additional maximums are imposed under the Plan:

(i) The maximum number of shares that may be covered by Awards granted to any one Participant pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any one-calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Paragraph (i).

(ii) To the extent required by applicable law, the aggregate Fair Market Value (as of the date of grant) of the shares of Stock with respect to which the ISOs granted to any employee first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the employee’s ISOs under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any ISOs would exceed the $100,000 limit, the ISO shall thereafter be treated as an NQO.

(iii) For Full Value Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this Paragraph (iii) shall be subject to the following:

(A)    If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)    If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(iv) For Cash Incentive Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than $2,000,000 may be paid to any one Participant for performance periods beginning in any one calendar year, regardless of whether the applicable performance period during which the Award is earned ends in the same year in which it begins or in a later calendar year; provided that Awards described in this Paragraph (iv) shall be subject to the following:

(A)  If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)   If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall proportionally adjust outstanding Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares (or other securities) which may be delivered under the Plan; (ii) adjustment of the number and kind of shares (or other securities) subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments to outstanding Awards that the Committee determines to be equitable, which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from or involved in the transaction, (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price; and (III) replacement with other types of Awards.  In no event shall this Paragraph 5.2(f) be construed to permit an adjustment (including a replacement) of an Option, SAR or other Award if such modification either: (x) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (y) would cause the Option, SAR or other Award subject to the adjustment (or cause a replacement Option, SAR or other award) to be subject to Code section 409A, provided that the restriction of this clause (y) shall not apply to any Option, SAR or other Award that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(g)   The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 4,625,000 shares; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

5.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.

Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

5.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to Subsection 2.6 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of Subsection 2.3, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary assumed in business combinations may be adjusted by the Committee to preserve the benefit of the award.  The provisions of this Subsection 5.5 shall be subject to the provisions of Subsection 5.18.

5.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award, provided that, except as otherwise provided by the Committee, payment of any dividend or dividend equivalent shall be subject to the same conditions, restrictions and contingencies (including vesting) as the underlying shares of Stock, and further provided that such dividend and dividend equivalent payments shall be subject to adjustment by the Committee pursuant to Paragraph 5.2(f) (relating to the adjustment of shares).  The provisions of this Subsection 5.6 shall be subject to the provisions of Subsection 5.18.

5.7. Settlement of Awards. The settlement of Awards under the Plan shall be subject to the following:

(a)   The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.

(b)   Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee; provided, however, that no such dispute shall result in a delay in payment to a Participant beyond the latest date by which such payment is due under the terms of the applicable Award.

(c)   Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this Subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section).

(d)   The provisions of this Subsection 5.7 shall be subject to the provisions of Subsection 5.18.

5.8. Transferability. Except as otherwise provided by the Committee (subject to Paragraph 2.1(b)(iv)), Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.  Except for Awards designated at the time of grant or otherwise as intended to be deferred compensation subject to Code section 409A, this Subsection 5.10 shall not be construed to permit the grant of an Award if such action would cause the Award being granted to be subject to Code section 409A.

5.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of its board of directors (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or Subsidiary.

5.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13. Limitation of Implied Rights.

(a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise expressly provided in an Award Agreement or the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights or any rights to receive any additional Awards under the Plan or any other Plan or arrangement of the Company or any Subsidiary.

5.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.15. Section 83(b) Election. For an Award of Stock that is subject to a substantial risk of forfeiture, the Committee may: (a) permit the Participant to make an election to accelerate the recognition of income from the Award to the date of grant by properly filing an election under section 83(b) of the Code; (ii) not permit the Participant from making such an election; or (iii) require the Participant to make such an election as a condition of receiving such Award. In the absence of a provision in the Award Agreement to the contrary, such an Award of Stock shall be deemed to permit the Participant to make such election.

5.16. Registration. If the Committee determines that registration of Awards under the Plan is necessary or appropriate, it may use a Form S-8 or, in the event that such a form is unavailable because the Awards are granted to employees of companies which are not at least 50% owned by the Company or for any other reason, the Committee may direct the Company to use such other registration procedures as it deems appropriate.

5.17. Governing Law. The Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law of Delaware or any other jurisdiction.

5.18         Limitations under Code Section 409A.  The provisions of the Plan shall be subject to the following:

(a)           No provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(b)           Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)           The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6

CHANGE OF CONTROL

6.1. Effect of Change of Control. Notwithstanding any provision in the Plan (including, without limitation, Paragraph 5.2(f)) and unless otherwise indicated in the Award Agreement, upon the occurrence of a Change of Control:

(a)   If (i) a Participant’s Date of Termination does not occur between the date of grant of an Option or SAR and the date of a Change of Control; and (ii) as of the Change of Control, the Participant is not vested in all of such Option or SAR, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Option or SAR.

(b)   If (i) a Participant’s Date of Termination does not occur between the date of grant of a Full Value Award and the date of a Change of Control (regardless of whether settlement of the Award is to occur prior to, at the time of, or after vesting); and (ii) as of the Change of Control, the Participant is not vested in all of such Award, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Award. If (i) a Participant’s Date of Termination does not occur between the date of grant of a Cash Incentive Award and the date of a Change of Control (regardless of whether settlement of the Award is to occur at the time of or after vesting); and (ii) as of the Change of Control, the Participant is not vested in all of such Award, then, as of the date of the Change of Control, the Participant shall become vested in the Affected Portion of such Award.

(c)  For purposes of this Subsection 6.1, the “Affected Portion” of any Option or SAR or other Award (excluding a Cash Incentive Award) shall be 50% of the shares covered by the Award as to which the Award is not vested immediately prior to the Change of Control; provided that if the vesting of the Award is contingent on the achievement of performance objectives (that is, objectives other than the completion of service, and referred to as “Performance-Contingent Vesting”), the Affected Portion of the Award shall be the number of shares that would be delivered to the Participant if the target level of performance objectives were achieved for the applicable performance period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the performance period and ending on the date of the Change of Control and the denominator of which is the number of days in the total performance period. For purposes of this Subsection 6.1, the “Affected Portion” of a Cash Incentive Award shall be 50% of the amount covered by the Award which is not vested immediately prior to the Change of Control; provided that if the vesting of the Cash Incentive Award is Performance-Contingent Vesting, the “Affected Portion” of such Cash Incentive Award shall be the amount that would be earned by the Participant if the target level of performance objectives were achieved for the applicable performance period multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the performance period and ending on the date of the Change of Control (but not less than 365 days or, if the performance period is less than 365 days, the number of days in the total performance period) and the denominator of which is the number of days in the total performance period.

(d) If different portions of any Award that are not vested on the date of a Change of Control are scheduled to vest on different dates, then the provisions of this Subsection 6.1 shall be applied to each such portion as though it were a separate Award.

(e)  Subject to Paragraph (f) below, the vesting of the portion of any Award that is not the Affected Portion of the Award shall vest without regard to the acceleration effected by reason of this Subsection 6.1.

(f)  Except as otherwise provided by the Committee, if the Performance-Contingent Vesting of any Award is accelerated by reason of this Subsection 6.1, then at the end of the applicable performance period for such Award, the Participant shall become vested in the number of shares or cash amount in which the Participant would have become vested in accordance with the terms of the Award, if any (without regard to the acceleration under this Subsection 6.1) reduced by the number of shares or cash amount vested under the Award by reason of the acceleration under this Subsection 6.1.

(g) If (i) during the two-year period following the date of the Change of Control, a Participant’s Date of Termination occurs by the Company or its Subsidiaries without Cause or by the Participant for Good Reason, and (ii) at the Date of Termination, any Award granted before the Change of Control is not fully vested, then any and all such Awards granted before the Change of Control held by the Participant shall become fully vested (and, in the case of Options or SARs, exercisable) on the Date of Termination.

(h) If (i) a Participant’s Date of Termination occurs during an Anticipated Change of Control by the Company or its Subsidiaries without Cause or by the Participant for Good Reason, and (ii) within two years following the Date of Termination, a Change of Control occurs, then the Participant’s Awards (including Awards that otherwise may have expired on or after the Date of Termination and prior to the Change of Control date unless inclusion of such expired Awards would result in the imposition of additional tax under Code section 409A) shall become vested and, in the case of Options or SARs, exercisable by the Participant (or, in the event of the Participant’s death after the Date of Termination, the Participant’s beneficiary) on the date of the Change of Control, and, in the case of Options or SARs, shall remain exercisable for the exercise period that would have applied if the Date of Termination (by the Company or its Subsidiaries without Cause or by the Participant for Good Reason) occurred on the Change of Control date, provided that such exercise period shall expire in no event later than the date on which the Option or SAR would have expired if the Participant had remained employed by the Company or its Subsidiaries or, if later, 30 days after the Change of Control (provided that in no event shall an ISO be exercisable more than ten years after the date of grant).

6.2. Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean:

(a) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the acquisition or holding of Voting Securities by (i) the Company or any of its subsidiaries, or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute a change of control; and provided further that the acquisition or holding of Voting Securities by any Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by the Company, and after such issuance of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of the Company, then a Change of Control shall occur.

(b)           At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the “Incumbent Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this Paragraph (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual “Election Contest” (as described in Rule 14a-1 1 promulgated under the Exchange Act) or other actual solicitation of proxies or contest by or on behalf of a Person other than the Incumbent Board (a “Proxy Contest”), or (ii) by reason of an agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

(c) Consummation of a merger, consolidation or reorganization or approval by the Company’s stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company (“Business Combination”), unless, following such Business Combination:

(i)  the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

(ii)  the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(iii) no Person (other than the Company, any of its subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company’s then outstanding voting securities; provided, that notwithstanding this clause (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by the Company in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided, however that a Business Combination with a Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant.

(d) Approval by the Company’s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a Person in which a Participant has a substantial equity interest (in which case there shall not be a Change of Control with respect to such Participant) and other than a subsidiary of the Company or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of the Company and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

Notwithstanding this Subsection 6.2 or Subsection 6.3 below, if any Award under the Plan constitutes Deferred Compensation (as defined in Paragraph 9(m)(vi) below) and becomes payable upon a Change of Control, a change of control event that otherwise is a Change of Control under the Plan shall be a Change of Control for purposes of the Plan only if such event also satisfies the requirements of Treas. Reg. §1.409A-3(i)(5).

6.3. Definition of Anticipated Change of Control. An “Anticipated Change of Control” shall exist during any period in which the circumstances described in Paragraphs (a) or (b), below, exist (provided, however, that an Anticipated Change of Control shall cease to exist not later than the occurrence of a Change of Control):

(a)   The Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, provided that an Anticipated Change of Control described in this Paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

(b)   Any person (including, without limitation, the Company) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change of Control; provided that an Anticipated Change of Control described in this Paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Committee that there is no reasonable chance that such actions would be consummated.

SECTION 7

COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are outside directors within the meaning of section 162(m)(4)(C)(i) of the Code and the applicable regulations and nonemployee directors within the meaning of Rule 16b-3 under the Exchange Act. The Human Resources Committee shall administer the Plan unless otherwise determined by the Board. The Board may delegate the authority to grant and administer non-employee director compensation to the Governance Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or automated quotation system on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 8

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the Committee (if applicable); and further provided that adjustments pursuant to Paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Subsection 2.7 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders.  No amendment or termination of the Plan shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to Code section 409A.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affected Portion. The term “Affected Portion” shall have the meaning set forth in Paragraph 6.1(c).

(b) Anticipated Change of Control. The term “Anticipated Change of Control” shall have the meaning set forth in Subsection 6.3.

(c) Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards and Cash Incentive Awards.

(d) Award Agreement. The term “Award Agreement” shall have the meaning set forth in Subsection 5.10.

(e) Board. The term “Board” means the Board of Directors of the Company.

(f)  Bonus Stock. The term “bonus stock” shall have the meaning set forth in Paragraph 3.1(a).

(g)    Cash Incentive Award. The term “Cash Incentive Award” shall have the meaning set forth in Section 4.

(h)   Cause. Except as otherwise provided by the Committee, and subject to the last sentence of this definition, “Cause” shall mean: (i) the Participant’s continued failure to perform substantially the duties of the Participant with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness or death), after a written demand for improvement and substantial performance is delivered to the Participant (by the Board for the chief executive officer of the Company, by the chief executive officer of the Company for officers other than the chief executive officer, and by an officer of the Company for Participants other than officers) which specifically identifies the failure which, when judged by objective standards, is clearly and significantly detrimental to the Company and its Subsidiaries; (ii) the Participant’s engaging in an intentional, fraudulent act in the conduct of the business of the Company or its Subsidiaries which is demonstrably injurious to the Company or its Subsidiaries; or (iii) the Participant’s conviction of, or plea of guilty or nolo contendere to, any criminal violation (other than a traffic-related violation) involving dishonesty, fraud, breach of trust or sexual offense or any criminal felony violation (other than a traffic-related violation). If a non-employee director ceases to be a member of the Board, he or she shall be treated as having been terminated by a Company without Cause on the date of such cessation unless the director is removed from the Board for cause (as that term is defined in Article Sixth, Section 5 of the Company’s Restated Certificate of Incorporation as in effect on the Effective Date).

(i) Change of Control. The term “Change of Control” shall have the meaning set forth in Subsection 6.2.

(j) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(k) Committee. The term “Committee” shall have the meaning set forth in Subsection 7.1.

(l) Company. The term “Company” shall have the meaning set forth in Subsection 1.1.

(m) Date of Termination. The term “Date of Termination” with respect to an Award granted to any Participant shall mean the first day occurring on or after the grant date of the Award on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Date of Termination caused by the Participant being discharged by the employer. For purposes of applying the foregoing definition of Date of Termination, a Participant shall be deemed to be employed by the Company or Subsidiary during any period in which he or she is a member of the Board of Directors of the Company or a Subsidiary.  With respect to Awards that constitute Deferred Compensation, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a director (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)    The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months).  In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company’s and the Affiliates’ payroll after such date.

(ii)   The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)  The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)  If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)   For purposes of this Paragraph 9(m), the term “Affiliates” means all persons with whom the Company is considered to be a single employer under Code section 414(b) and all persons with whom the Company would be considered a single employer under Code section 414(c) thereof.

(vi)  For purposes of this Paragraph 9(m), the term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.

(n) Effective Date. The term “Effective Date” shall have the meaning set forth in Subsection 5.1.

(o) Eligible Individual. Subject to the provisions of Paragraph 2.1(b) (relating to ISOs), the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any non-employee member of the Board of Directors of the Company or the Board of Directors of any Subsidiary.

(p) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) Exercise Price. The term “Exercise Price” shall have the meaning set forth in Subsection 2.3.

(r) Fair Market Value. Except as otherwise provided by the Committee, “Fair Market Value” for a share of Stock for a day shall be the closing price per share on such day on the principal exchange on which shares of Stock are listed or admitted to trading or on the Nasdaq National Market or the Nasdaq SmallCap Market (or the closing bid if no sales were reported); if shares of Stock are listed or admitted to trading on an exchange but such day is not a trading day, Fair Market Value shall be determined as of the last preceding trading day. If the preceding sentence is not applicable, Fair Market Value shall be determined in good faith by the Committee in accordance with Treas. Reg. 1.409A-1(b)(5)(iv).

(s) Full Value Award. The term “Full Value Award” shall have the meaning set forth in Subsection 3.1.

(t) Good Reason. Except as otherwise provided by the Committee, “Good Reason” shall exist upon the occurrence of any of the following events: (i) a diminution in the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities (including the assignment to the Participant of any duties inconsistent with the Participant’s position, authority, duties or responsibilities), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its Subsidiaries promptly after receipt of notice thereof given by the Participant; (ii) the Company or its Subsidiaries shall (A) reduce the base salary or bonus or incentive opportunity of the Participant or (B)

substantially reduce in the aggregate the Participant’s benefits; or (iii) the Company shall require the Participant to relocate the Participant’s principal business office to any location more than 50 miles from its location prior to the Change of Control or Anticipated Change of Control.

(u) ISO. The term “ISO” shall have the meaning set forth in Subsection 2.1.

(v) NQO. The term “NQO” shall have the meaning set forth in Subsection 2.1.

(w) Option. The term “Option” shall have the meaning set forth in Subsection 2.1.

(x) Participant. The term “Participant” shall have the meaning set forth in Subsection 1.2.

(y) Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it under section 162(m) of the Code.

(z) Performance-Contingent Vesting. The term “Performance-Contingent Vesting” shall have the meaning set forth in Paragraph 6.1(c).

(aa) Performance Measures. The “Performance Measures” may be based on any one or more of the following, as selected by the Committee: (a) earnings per share; (b) net earnings/income; (c) net operating earnings/income; (d) net operating earnings/income after taxes; (e) net operating earnings/income per share; (f) EPS from continuing operations; (g) EBIT; (h) stock price appreciation; (i) total shareholder return; (j) relative total shareholder return (for example, as compared to peer group performance); (k) sales/revenues, or any component thereof; (l) sales/revenue growth; (m) unit volume; (n) gross or operating margins/margin contribution; (o) economic value added or economic profit; (p) return on assets (net assets or operating assets); (q) return on equity; (r) return on invested capital or invested capital efficiency; (s) working capital or working capital efficiency; (t) cash flow/free cash flow; (u) net cash provided by operating activities; (v) cash return on assets; (w) waste recovery, cost control and/or operating efficiency targets; (x) expense targets; and (y) safety goals. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or assets or net assets.

(bb) Performance Shares. The term “performance shares” shall have the meaning set forth in Paragraph 3.1(b).

(cc) Performance Units. The term “performance units” shall have the meaning set forth in Paragraph 3.1(b).

(dd) Plan. The “Plan” means the United Stationers Inc. 2004 Long-Term Incentive Plan.

(ee) Prior Equity Plans. The term “Prior Equity Plans” shall have the meaning set forth in Paragraph 5.2(b)(ii).

(ff) Restricted Stock. The term “restricted stock” shall have the meaning set forth in Paragraph 3.1(c).

(gg) Restricted Stock Units. The term “restricted stock units” shall have the meaning set forth in Paragraph 3.1(c).

(hh) SAR. The term “SAR” shall have the meaning set forth in Subsection 2.2.

(ii) Stock. The term “Stock” means Common Stock of the Company.

(jj) Subsidiary. For purposes of the Plan and subject to Subsection 2.1(b) (relating to ISOs), the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest.